CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated September 28, 2011, relating to the statements of assets and liabilities, and statements of operations of Ranger Small Cap Fund and Ranger Quest for Income and Growth Fund, each a series of Ranger Funds Investment Trust, and to the reference to our Firm under the caption “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey

September 28, 2011